SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities exchange act of 1934



                                July 28, 1997
                               (Date of Report)




                          FIRSTBANK OF ILLINOIS CO.
             (Exact name of registrant as specified in its charter)



                                   DELAWARE

         (State or other jurisdiction of incorporation or organization)




        0-8426                                          37-6141253
(Commission File Number)                     (IRS Employer Identification No.)



              205 South Fifth Street, Springfield, Illinois  62701
                    (Address of principal executive offices)


                                (217) 753-7543
              (Registrant's telephone number, including area code)

ITEM 5.  Other Events


On July 22, 1997, Firstbank of Illinois Co. ("Firstbank") announced that its Board of Directors authorized a three-for-two common stock split. The split, to be effected in the form of a 50% stock dividend, is to be distributed on September 1, 1997 to shareholders of record as of August 15, 1997.

Firstbank also announced a regular quarterly cash dividend of $0.18, payable on the new number of shares resulting from the stock split.

At July 18, 1997, Firstbank had 20,000,000 common shares with $1.00 par value per share authorized, 10,479,243 common shares and 50,434 common shares held in Treasury.

A press release publicly announcing these Board actions is attached.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRSTBANK OF ILLINOIS CO.
                                                   Registrant


                                            By:/s/Chris R. Zettek
                                            Chris R. Zettek
                                            ITS: Executive Vice President
                                                  and Chief Financial Officer



DATE:  July 28, 1997

FOR IMMEDIATE RELEASE
Tuesday, July 22, 1997

                       FIRSTBANK OF ILLINOIS CO. ANNOUNCES
            THREE-FOR-TWO STOCK SPLIT AND REGULAR QUARTERLY DIVIDEND


     SPRINGFIELD, IL, JULY 22, 1997 -- Firstbank of Illinois Co. today announced that its board of directors has authorized a three-for-two common stock split and declared its regular quarterly dividend.

     The three-for-two split is to be effected in the form of a 50% stock dividend and payable September 1, 1997. One additional share of common stock will be issued for every two shares held by shareholders of record as of August 15, 1997. Firstbank currently has approximately 10.47 million shares of common stock outstanding.

     The cash dividend, which was increased for the ninth consecutive year in April 1997, will be adjusted to reflect the split. The board of directors declared its regular quarterly dividend of $0.18 per share (post-split) payable October 1, 1997 to shareholders of record as of September 12, 1997.

     Mark H. Ferguson, Firstbank's chairman and chief executive officer, said, "The stock split is aimed at broadening our market distribution and enhancing the liquidity of our stock. The resulting per share market price should also be more attractive to our retail investor base."

     Shareholders entitled to a fraction of a share as a result of the stock dividend will receive a cash payment for the fractional share based on the closing price of Firstbank's common stock on August 15, 1997. Distribution of additional shares and cash payments for fractional shares is expected to occur on or about September 1, 1997.

     Firstbank is the largest bank holding company headquartered in downstate Illinois. The company provides banking, trust, and other financial services through its subsidiaries in Central and Southern Illinois and the St. Louis Metro area. Company subsidiaries in Illinois include Central Bank (Fairview Heights), Central National Bank of Mattoon, Elliott State Bank (Jacksonville), Farmers and Merchants Bank of Carlinville, The First National Bank of Central Illinois (Springfield), First Trust and Savings Bank of Taylorville, FFG Trust, Inc. (Springfield), FFG Investments Inc.(Springfield); and in Missouri include Colonial Bank (Des Peres), Duchesne Bank (St. Peters) and Zemenick & Walker, Inc. (St. Louis). The Company operates 42 offices in 14 Illinois counties and six offices in Missouri.
                                - 30 -